SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2004

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

The following information is being furnished pursuant to Item 9 of Form 8-K and Regulation FD.

During an analyst conference call on July 8, 2004, the Chief Financial Officer of Microtune, Inc., a Delaware corporation (the “Company”), reviewed a portion of the Company’s recent silicon tuner design wins, including several models of Scientific Atlanta’s Explorer 4000 cable television set top boxes and one Toshiba Next Generation TV model. The Company does not expect significant revenues from sales into the Next Generation TV market through 2005.

The foregoing disclosure contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to meaningful risks and uncertainties, including the material factors that are disclosed from time to time in the Company’s public filings with the Securities and Exchange Commission, such as its reports on Forms 8-K, 10-Q and 10-K. The Company cautions investors not to rely on these forward-looking statements, which reflect management’s analysis only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statement for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ ROB-ROY J. GRAHAM
Rob-Roy J. Graham Chief Financial Officer

Date: July 9, 2004